October 2, 2006

Vitesse Semiconductor Corporation
741 Calle Plano
Camarillo, CA  93012
Attention: Christopher R. Gardner, Chief Executive Officer

Dear Chris:

This letter confirms and sets forth the terms and conditions of the compensation arrangements referred to in section 2(d) of the engagement letter dated
April 27, 2006 (the "Engagement Letter") between Alvarez & Marsal, LLC ("A&M") and Vitesse Semiconductor Corporation (the "Company"). Section 2(d) reads as follows:

          The Company and A&M recognize that it is appropriate that A&M receive incentive compensation for its services hereunder, in addition to the compensation set forth above. To establish such incentive compensation, A&M and the Company will seek to reach agreement within 30 days from the date hereof on the amount of such incentive compensation and the terms on which it shall be payable.

Pursuant to Section 2(d) of the Engagement Letter, Vitesse and A&M agree to the following Success Fee arrangements:

Warrants

1) 150,000 "Initial Issue" Warrants. The Company will issue to A&M, as promptly as practicable following the date hereof, Series A Warrants which shall contain the following basic provisions:

a) Number of Series A Warrants - 150,000
b) Number of Shares Subject Thereto - Each of such 150,000 Warrants shall initially be exercisable into one share of the Company's Common Stock, subject to potential anti-dilution adjustment
c) Strike Price - $1.20 per share, subject to potential anti-dilution adjustment
d) Issue Date - October 2, 2006
e) Exercise Period - 5 years from the date of issue
f) Method of Payment of Exercise Price - Cash or through a cashless exercise, at A&M's option

g) Registration Rights - The Company and A&M shall enter into a Warrant Registration Rights Agreement which will provide for the Company to, until such shares are sold or saleable under paragraph (k) of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), register with the Securities and Exchange Commission (the "SEC") the shares acquired upon the exercise of the Warrants or underlying then outstanding Warrants through:
      (i) a shelf registration statement on Form S-3 (or successor form), which registration statement will be filed with the SEC within 15 business days after the Company becomes eligible to use such form;
      (ii) demand registrations rights which may be exercised by A&M on two occasions following such time as the Company has available to it requisite financial statements that would be required under Regulation S-X in order to file such registration statement, which registration statements the Company will undertake to file within 30 days following any such demand and use its reasonable efforts to obtain effectiveness as promptly as practicable; and
      (iii) piggyback registration rights (unlimited except for an underwriter cutback that would apply to shares proposed to be issued by the Company, which cutback would be pro rata with shares as to which other holders of registration rights have a right to include in such registration statement).
h) Put Rights - If (i) the Company is not eligible to file a registration statement on or prior to October 15, 2007 or is so eligible but fails to comply with the rights provided to A&M pursuant to its registration rights described above, (ii) the Company consolidates with or merges into another entity (other than a subsidiary for the purposes of creating a holding company pursuant to Section 251(g) of the Delaware General corporation Law) in one or a series of related transactions and the stockholders of the Company immediately before such transaction do not own at least a majority of the outstanding voting capital stock of the surviving corporation immediately after such transaction or transactions, (iii) the Company conveys, transfers, leases or licenses all or substantially all of its assets to another person or entity, (iv) the first day a majority of the members of the Company's Board of Directors are (x) not members of the Board on the date hereof or (y) not nominated for election by, or are elected to the Board with the approval of, a majority of the Continuing Directors who were members of the Board at the time of such nomination or election, or
   (v) the Company acts to liquidate or dissolve (matters (i) - (iv), collectively, a "Put Event"), A&M will have the right to put the Warrants back to the Company for a price equal to the difference between the average trailing 15 day market price of the Company's Common Stock and the Strike Price, which amount shall be paid in cash.

i) Anti Dilution Provisions - The Warrants shall contain customary anti-dilution protection, including with respect to the issuance of shares of the Company's Common Stock or securities convertible, exercisable or exchangeable for shares of the Company's Common Stock, at a price lower than the lesser of the then trading price of the Company's Common Stock and the then Strike Price, except pursuant to employee benefit plans of the Company.

2) 150,000 "Delayed Issue" Warrants - The Company will issue to A&M, as promptly as practicable following the earliest of (a) the date of delivery to KPMG LLC (or other auditor employed by the Company) the Company's consolidated financial statements as at and for the three years ended September 2006
   (or such lesser period as is agreed in good faith by the Company, KPMG LLC and A&M (the "Lesser Audited Period")), or (b) upon the occurrence of a Put Event, Series B Warrants which shall contain the following basic provisions:

a) Number of Warrants - 150,000
b) Number of Shares Subject Thereto - Each of such 150,000 Warrants shall be initially exercisable into one share of the Company's Common Stock, subject to potential anti-dilution adjustment for the same events that would trigger anti-dilution adjustment under the Series A Warrants that occur at any time after the issuance of the Series A Warrants.
c) Strike Price - $1.20 per share, subject to potential anti-dilution adjustment for the same events that would trigger anti-dilution adjustment under the Series A Warrants that occur at any time after the issuance of the Series A Warrants.]
d) Exercise Period - 5 years from the date of issuance of the Series B Warrants
e) Method of Payment -  Cash or through a cashless exercise, at A&M's option
f) Registration Rights - The same registration rights as outlined above with respect to the Series A Warrants (without additional demand registration rights).
g) Put Rights - Identical to those to be contained in the Series A Warrants.
h) Anti Dilution Provisions - Identical to those to be contained in the Series A Warrants.

Cash Success Fee

1) Balance Sheet Related

a) $250,000 - Earned and payable as at the date hereof based on A&M's services in connection with the Company's completed funding with Tennenbaum.
b) $50,000 - Completion of Follow on Financing - Earned and payable upon funding of the second funding round, as permitted under the $25 million carveout under the Tennenbaum financing.
c) $150,000 - Negotiation of Debentureholder Dispute Resolution - Earned and payable upon setting the terms, acceptable to the Board of Directors of the Company, upon which the Company shall seek to settle a dispute with the holders of the Company's 1.50% Convertible Subordinated Debentures due 2024 regarding an alleged default with regard to the filing of financial statements with the SEC and Trustee under such Indenture with respect to the Indentures.

2) Restatement Related

a) $75,000 - Implementation of Remediation Plan - Earned and payable upon (i) approval by the special committee of the Company's Board of Directors of a remediation plan being developed by the Company with the help of A&M and
   (ii) the hiring of the key personnel contemplated by the remediation plan.
b) $125,000 - Completion of Restated Financial Statements and Delivery thereof to Auditors - Earned and payable at the time the Company is to issue the Series B Warrants as provided above; provided, however, that, if the Company, KPMG LLC and A&M agree to the Lesser Audited Period, then in lieu of such amount, the Company may elect for the Company to pay to A&M an amount equal to the 10% discount on A&M's fees that are associated with the restatement efforts being afforded to the Company on the time expended by employees of A&M other than Shawn C. A. Hassel.

The Company represents and warrants to A&M that it's entering into and delivery of this Agreement has been authorized by the Company's Board of Directors.

If the foregoing is acceptable to you, kindly sign the enclosed copy to acknowledge your agreement with its terms.

                                        Very truly yours,

                                        Alvarez & Marsal, LLC



                                        By:  /s/SHAWN C.A. HASSEL
                                             Shawn C. A. Hassel
                                             Managing Director


Accepted and Agreed:

Vitesse Semiconductor Corporation



By:  /s/CHRISTOPHER R. GARDNER
     Christopher R, Gardner
     Chief Executive Officer